Exhibit 23.03



               Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in this Registration Statement on Form S-4 of our audit report dated June 25, 2001 of Sixth Business Service Group, Inc. as of December 31, 2000 and for the year then ended and for the and the periods March 15, 1999 (date of incorporation) to December 31, 1999 and 2000, and to the reference of our firm under the caption "Experts" in the Prospectus.

/s/ Kingery, Crouse & Hohl, P.A.
Tampa, Florida
July 31, 2001